EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Washington Trust Bancorp, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-107141, 333-72277, 333-48315, 333-13167, 033-23048 and 333-146388) on Forms S-8 and in the registration statements (Nos. 333-13821, 033-28065 and 333-42502) on Forms S-3 of Washington Trust Bancorp, Inc. and subsidiaries of our reports dated February 25, 2008, with respect to the consolidated balance sheets of Washington Trust Bancorp, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financing reporting as of December 31, 2007, which reports appears in the December 31, 2007 annual report on Form 10-K of Washington Trust Bancorp, Inc.
/s/  KPMG llp
Providence, Rhode Island
February 25, 2008